Exhibit 10.7

FORM OF

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of                 , 2018, is entered into by and among Cactus, Inc., a Delaware corporation (the “Company”), Cadent Energy Partners II, L.P., a Delaware limited partnership (“Cadent”), Cactus WH Enterprises, LLC, a Delaware limited liability company (“Holdco” and, together with Cadent, the “Principal Stockholders”).

WHEREAS, in connection with, and effective upon, the completion of the underwritten initial public offering (the “IPO”) of shares of the Company’s Class A Common Stock (as defined below), the Principal Stockholders and the Company have entered into this Agreement to set forth certain understandings among such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“A&R OpCo Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of                 , 2018, as amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, (i) no Principal Stockholder (other than Holdco) shall be deemed to be an Affiliate of Holdco and (ii) no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement each Principal Stockholder is deemed to Beneficially Own the shares of Common Stock (or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged) owned by it, notwithstanding the fact that such shares or other securities are subject to this Agreement. In addition, for purposes of this Agreement, (i) no Principal Stockholder (other than Holdco) will be deemed to Beneficially Own any shares of Common Stock (or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged) owned by Holdco and (ii) no Principal Stockholder will be deemed to Beneficially Own shares of Common Stock (or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged) held by any other Principal Stockholder solely due to the fact that any such shares or other securities are subject to this Agreement.

“Board” means the Board of Directors of the Company.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“OpCo” means Cactus Wellhead, LLC, a Delaware limited liability company.

“OpCo Unit” means any class of units or interests that is established in OpCo.

“Outstanding Cactus Interests” means, collectively, (i) the outstanding shares of Class A Common Stock and (ii) the OpCo Units held by Persons other than the Company. For purposes of calculating any proportion of Outstanding Cactus Interests, the number of Outstanding Cactus Interests held by any Person shall consist of the sum of (a) the number of shares of Class A Common Stock held by such Person and (b) the number of shares of Class A Common Stock such Person would receive upon the exchange of all OpCo Units held by such Person in accordance with the A&R OpCo Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

Section 1.2                                    Rules of Construction.

(a)                                 Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b)                                 The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c)                                  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.

ARTICLE II
VOTING AND GOVERNANCE MATTERS

Section 2.1                                    Designees.

(a)                                 Upon the closing of the IPO, the Board shall initially consist of six directors, including Bruce Rothstein, Scott Bender, Joel Bender, John (Andy) O’Donnell, Michael McGovern and Alan Semple (the “Initial Directors”). Of the Initial Directors, (x) Bruce Rothstein, John (Andy) O’Donnell and Michael McGovern are each deemed to be designees of Cadent and (y) Scott Bender, Joel Bender and Alan Semple are each deemed to be designees of Holdco. From and after the closing of the IPO, the rights of each of Cadent and Holdco to designate directors to the Board shall be as set forth in the remainder of this Section 2.1.

(b)                                 (i) The Company and Holdco shall take all Necessary Action to cause the Board to include a number of directors designated by Cadent (each such director, a “Cadent Director”) such that:

(A)                               at least 50% of the directors on the Board are Cadent Directors for so long as Cadent and its Affiliates collectively beneficially own at least 20% of the Outstanding Cactus Interests;

(B)                               at least 25% of the directors on the Board are Cadent Directors for so long as Cadent  and its Affiliates collectively beneficially own less than 20% but at least 10% of the Outstanding Cactus Interests; and

(C)                               at least one director on the Board is a Cadent Director for so long as Cadent and its Affiliates collectively beneficially own less than 10% but at least 5% of the Outstanding Cactus Interests.

If Cadent and its Affiliates collectively Beneficially Own less than 5% of the Outstanding Cactus Interests, Cadent shall not be entitled to designate a nominee.

(ii)                                  The Company and Cadent shall take all Necessary Action to cause the Board to include a number of directors designated by Holdco (each such director, a “Holdco Director”) such that:

(A)                               at least 50% of the directors on the Board are Holdco Directors for so long as Holdco and its Affiliates collectively beneficially own at least 20% of the Outstanding Cactus Interests;

(B)                               at least 25% of the directors on the Board are Holdco Directors for so long as Holdco and its Affiliates collectively beneficially own less than 20% but at least 10% of the Outstanding Cactus Interests; and

(C)                               at least one director on the Board is a Holdco Director for so long as Holdco and its Affiliates collectively beneficially own less than 10% but at least 5% Outstanding Cactus Interests.

If Holdco and its Affiliates collectively Beneficially Own less than 5% of the Outstanding Cactus Interests, Holdco shall not be entitled to designate a nominee.

(iii)                               For purposes of calculating the number of Cadent Directors that Cadent is entitled to designate or Holdco Directors that Holdco is entitled to designate, as the case may be, pursuant to this Section 2.1(b), any fractional amounts shall automatically be rounded upward to the nearest whole number of Cadent Directors or Holdco Directors, as applicable, that is greater than such fractional amount, and any such calculations shall be made on a pro forma basis; provided, however, that neither Cadent nor Holdco shall have the right to designate more than one half of the members of the Board.

(iv)                              For the avoidance of doubt, the rights granted to each of Cadent and Holdco to designate members of the Board are additive to, and not intended to limit in any way,

the respective rights that Cadent or Holdco or their respective Affiliates may have to nominate, elect or remove directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

(v)                                 The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all Necessary Action to effectuate the above shall include (A) including the persons designated pursuant to this Section 2.1(b) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending each such individual to be elected as a director as provided herein and (C) soliciting proxies or consents in favor thereof.  The Company is entitled to identify such individual as a Cadent Director or a Holdco Director, as the case may be, pursuant to this Agreement.

(c)                                  At any time the members of the Board are allocated among separate classes of directors, (i) the Cadent Directors and the Holdco Directors shall be evenly distributed in different classes of directors to the extent practicable and (ii) after taking into account clause (i) of this Section 2.1(c), each of Cadent and Holdco shall be permitted to designate the class or classes to which each Cadent Director and Holdco, as applicable, shall be allocated.

(d)                                 Cadent shall have the right to remove any Cadent Director (with or without cause) appointed by it, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal. Holdco shall have the right to remove any Holdco (with or without cause) appointed by it, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal.

(e)                                  (i)                                     In the event that a vacancy is created on the Board by the death, disability, resignation or removal (whether by Cadent or otherwise in accordance with the Company’s certificate of incorporation and bylaws, as either may be amended or restated from time to time) of a Cadent Director, Cadent shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as designees of Cadent immediately following the filling of such vacancy will not exceed the total number of persons Cadent is entitled to designate pursuant to Section 2.1(b) on the date of such replacement designation.  The Company and Holdco shall take all Necessary Action to cause such replacement designee to become a member of the Board.

(ii)                                  In the event that a vacancy is created on the Board by the death, disability, resignation or removal (whether by Holdco or otherwise in accordance with the Company’s certificate of incorporation and bylaws, as either may be amended or restated from time to time) of a Holdco Director, Holdco shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as designees of Holdco immediately following the filling of such vacancy will not exceed the total number of persons Holdco is entitled to designate pursuant to Section 2.1(b) on the date of such replacement designation.  The Company and Cadent shall take all Necessary Action to cause such replacement designee to become a member of the Board.

(f)                                   (i)                                     If (A) at the time of any annual meeting of the Company held for the election of directors, Cadent and its Affiliates collectively Beneficially Own less than 50% of the Outstanding Cactus Interests but more than 25% of the Outstanding Cactus Interests, then if requested by the Company, Cadent shall take such actions as are reasonably necessary to remove such excess Cadent Directors from the Board and (B) at any time the number of Cadent Directors exceeds the number of Cadent Directors that Cadent is then entitled to designate to the Board and at such time Cadent and its Affiliates collectively Beneficially Own less than 25% of the Outstanding Cactus Interests, then if requested by the Company, Cadent shall take such actions as are reasonably necessary to remove such excess Cadent Directors from the Board immediately.

(ii)                                  If (A) at the time of any annual meeting of the Company held for the election of directors, Holdco and its Affiliates collectively Beneficially Own less than 50% of the Outstanding Cactus Interests but more than 25% of the Outstanding Cactus Interests, then if requested by the Company, Holdco shall take such actions as are reasonably necessary to remove such excess Holdco Directors from the Board and (B) at any time the number of Holdco Directors exceeds the number of Holdco Directors that Holdco is then entitled to designate to the Board and at such time Holdco and its Affiliates collectively Beneficially Own less than 25% of the Outstanding Cactus Interests, then if requested by the Company, Holdco shall take such actions as are reasonably necessary to remove such excess Holdco Directors from the Board immediately.

Section 2.2                                    Restrictions on Other Agreements.  No Principal Stockholder shall, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock (or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged) if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Principal Stockholders, holders of shares of Common Stock or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged, that are not parties to this Agreement or otherwise).

ARTICLE III
EFFECTIVENESS AND TERMINATION

Section 3.1                                    Effectiveness.  This Agreement shall become effective upon the closing of the IPO.  To the extent the closing of the IPO does not occur, the provisions of this Agreement shall be without any force or effect.

Section 3.2                                    Termination.  This Agreement shall terminate upon the delivery of written notice to the Company by all of the Principal Stockholders requesting the termination of this Agreement.  Further, at such time as a particular Principal Stockholder no longer Beneficially Owns any shares of Common Stock (or other securities of the Company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged), all rights and obligations of such Principal Stockholder under this Agreement shall terminate.

Notwithstanding the foregoing, all rights and obligations set forth in Article II shall terminate upon the fifth anniversary of the date of this Agreement, unless earlier terminated pursuant to the immediately preceding paragraph of this Section 3.2.

ARTICLE IV
MISCELLANEOUS

Section 4.1                                    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice).  Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a)                                 If to the Company, to:

Cactus, Inc.
Cobalt Center
920 Memorial City Way, Suite 300
Houston, TX 77024
Attention: Scott Bender
E-mail: scott.bender@cactuswellhead.com

(b)                                 If to Cadent, to:

Cadent Energy Partners, LLC
800 Westchester Avenue, Suite S-436
Rye Brook, NY 10573
Attention: Bruce Rothstein
E-mail: rothstein@cadentenergy.com

Section 4.2                                    Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4            Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5            Further Assurances.  Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6            Governing Law; Equitable Remedies.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7            Consent To Jurisdiction.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING

OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8            Amendments; Waivers.

(a)           No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9            Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Principal Stockholders may each assign any of its respective rights hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CACTUS, INC.

By:
Name:
Title:

HOLDCO:

CACTUS WH ENTERPRISES, LLC

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

CADENT:

CADENT ENERGY PARTNERS II, L.P.:

By:	Cadent Energy Partners II GP, L.P.,
its general partner

By:	CEP II-GP, LLC, its general Partner

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]